UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 12, 2021 (November 10, 2021)

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-38308	98-1146821
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No.1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 2201-3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GRNQ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On August 30, 2021, Greenpro Capital, Corp. (the “Company”) received notice from The NASDAQ Stock Market (“Nasdaq”) that, because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days, the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market pursuant to the Nasdaq Listing Rule 5550(a)(2). However the Nasdaq Listing Rules also provide the Company a compliance period of 180 calendar days (i.e. by February 28, 2022) in which to regain compliance.

On November 10, 2021, the Company received a letter from the Nasdaq that superseded a prior correspondence on November 9, 2021 stating that it had determined that for the last 12 consecutive business days from October 25, 2021 to November 9, 2021, the closing bid price of the Company’s common stock had been at $1.00 per share or greater and accordingly, the Company has regained compliance with the Nasdaq Listing Rule 5550(a)(2) and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.
(Name of Registrant)

Date: November 12, 2021	By:	/s/ Lee Chong Kuang
	Name:	Lee Chong Kuang
	Title:	Chief Executive Officer, President, Director (Principal Executive Officer)